                          Exhibit 4(e)
                          -------------
Alliance Capital [logo]
     Number                                           Shares

            Alliance Short-Term U.S. Government Fund
     CERTIFICATE FOR CLASS C SHARES OF BENEFICIAL INTEREST,
                  PAR VALUE $0.00001 PER SHARE

ACCOUNT No.     ALPHA CODE                     CUSIP 01877F 30 2
                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the registered holder of

    FULLY PAID AND NON-ASSESSABLE, CLASS C SHARES OF BENEFICIAL INTEREST, PAR VALUE OF .00001 PER SHARE, IN ---- ALLIANCE SHORT-TERM U.S. GOVERNMENT FUND - CLASS C SHARES ----- under, in accordance with, and subject to all the provisions of, an Agreement and Declaration of Trust dated March 26, 1987, amended April 21, 1993, a copy of which has been filed with the Secretary of the commonwealth of Massachusetts, to all of which provisions, as the same may be in effect from time to time, the holder and every transferee and assignee hereof agrees by the acceptance of this share certificate.

    This certificate is not valid until countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, the Trustees under said Agreement and Declaration of Trust, acting not individually, but as such Trustees, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signature of two duly authorized officers of the Trust, acting not individually, but as such officers.

Dated:
[Seal of the Alliance Portfolios, 1987 Massachusetts Trust]

         /s/ Edmund P. Bergan, Jr.    /s/ David H. Dievler
          Secretary                   Chairman of the Trustees

Countersigned                               TRANSFER AGENT
BY Alliance Fund Services, Inc.             Authorized Signature

R. Used under license from the owner Alliance Capital Management
L.P.

                          Exhibit 4(e)
                          -------------

Alliance Capital [logo]
     Number                                           Shares

                      Alliance Growth Fund
     CERTIFICATE FOR CLASS C SHARES OF BENEFICIAL INTEREST,
                  PAR VALUE $0.00001 PER SHARE

ACCOUNT No.     ALPHA CODE                     CUSIP 01877F 60 9
                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT


is the registered holder of


    FULLY PAID AND NON-ASSESSABLE, CLASS C SHARES OF BENEFICIAL INTEREST, PAR VALUE OF .00001 PER SHARE, IN ---- ALLIANCE GROWTH FUND - CLASS C SHARES ----- under, in accordance with, and subject to all the provisions of, an Agreement and Declaration of Trust dated March 26, 1987, amended April 21, 1993, a copy of which has been filed with the Secretary of the commonwealth of Massachusetts, to all of which provisions, as the same may be in effect from time to time, the holder and every transferee and assignee hereof agrees by the acceptance of this share certificate.

    This certificate is not valid until countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, the Trustees under said Agreement and Declaration of Trust, acting not individually, but as such Trustees, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signature of two duly authorized officers of the Trust, acting not individually, but as such officers.

Dated:
[Seal of the Alliance Portfolios, 1987 Massachusetts Trust]

         /s/ Edmund P. Bergan, Jr.    /s/ David H. Dievler
          Secretary                   Chairman of the Trustees

Countersigned                               TRANSFER AGENT
BY Alliance Fund Services, Inc.             Authorized Signature

R. Used under license from the owner Alliance Capital Management
L.P.

                          Exhibit 4(e)
                          -------------

Alliance Capital [logo]
     Number                                           Shares

                Alliance Strategic Balanced Fund
     CERTIFICATE FOR CLASS C SHARES OF BENEFICIAL INTEREST,
                  PAR VALUE $0.00001 PER SHARE

ACCOUNT No.     ALPHA CODE                     CUSIP 01877F 82 3
                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the registered holder of


    FULLY PAID AND NON-ASSESSABLE, CLASS C SHARES OF BENEFICIAL INTEREST, PAR VALUE OF .00001 PER SHARE, IN ---- ALLIANCE STRATEGIC BALANCED FUND - CLASS C SHARES ----- under, in accordance with, and subject to all the provisions of, an Agreement and Declaration of Trust dated March 26, 1987, amended April 21, 1993, a copy of which has been filed with the Secretary of the commonwealth of Massachusetts, to all of which provisions, as the same may be in effect from time to time, the holder and every transferee and assignee hereof agrees by the acceptance of this share certificate.

    This certificate is not valid until countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, the Trustees under said Agreement and Declaration of Trust, acting not individually, but as such Trustees, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signature of two duly authorized officers of the Trust, acting not individually, but as such officers.

Dated:

[Seal of the Alliance Portfolios, 1987 Massachusetts Trust]

         /s/ Edmund P. Bergan, Jr.    /s/ David H. Dievler
          Secretary                   Chairman of the Trustees

Countersigned                               TRANSFER AGENT
BY Alliance Fund Services, Inc.             Authorized Signature

R. Used under license from the owner Alliance Capital Management
L.P.


00250184.AD5